NEWS RELEASE
April 23, 2026

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED MARCH 31, 2026

1st Quarter 2026 Highlights:
•Net income was $82.1 million for the current quarter, an increase of $18.4 million, or 29 percent, from the prior quarter net income of $63.8 million and an increase of $27.6 million, or 51 percent, from the prior year first quarter net income of $54.6 million.
•Diluted earnings per share for the current quarter was $0.63 per share, an increase of $0.14 per share, or 29 percent, from the prior quarter diluted earnings per share of $0.49 and an increase of $0.15 per share, or 31 percent, from the prior year first quarter diluted earnings per share of $0.48.
•Diluted operating earnings per share1 for the current quarter was $0.70 per share, an increase of $0.01 per share, or 1 percent, from the prior quarter diluted operating earnings per share of $0.69 and an increase of $0.23 per share, or 49 percent, from the prior year first quarter diluted operating earnings per share of $0.47.
•The loan portfolio of $21.034 billion at March 31, 2026 increased $106 million, or 2 percent annualized, from the prior quarter.
•Total deposits of $24.742 billion at March 31, 2026 increased $151 million, or 2 percent annualized, from the prior quarter.
•Non-interest bearing deposits of $7.427 billion at March 31, 2026 increased $113 million, or 6 percent annualized, from the prior quarter.
•The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.80 percent, an increase of 22 basis points from the prior quarter net interest margin of 3.58 percent and an increase of 76 basis points from the prior year first quarter net interest margin of 3.04 percent.
•The loan yield of 6.16 percent in the current quarter increased 7 basis points from the prior quarter loan yield of 6.09 percent and increased 39 basis points from the prior year first quarter loan yield of 5.77 percent.
1 Represents a non-GAAP financial measure. Supplemental “Non-GAAP Financial Measures and Reconciliations” tables are provided to reconcile the most directly comparable financial measure calculated and presented in accordance with GAAP.

•The total earning asset yield of 5.11 percent in the current quarter increased 11 basis points from the prior quarter earning asset yield of 5.00 percent and increased 50 basis points from the prior year first quarter earning asset yield of 4.61 percent.
•The total cost of funding (including non-interest bearing deposits) of 1.40 percent in the current quarter decreased 12 basis points from the prior quarter total cost of funding of 1.52 percent and decreased 28 basis points from the prior year first quarter total cost of funding of 1.68 percent.
•The Company completed the core system conversion of Guaranty Bancshares, Inc., the bank holding company for Guaranty Bank & Trust, N.A. (collectively, “Guaranty”). Guaranty was acquired on October 1, 2025 with total assets of $3.357 billion.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 164 consecutive quarterly dividends and has increased the dividend 49 times.

Financial Summary

	At or for the Three Months ended
(Dollars in thousands, except per share and market data)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Operating results
Net income	$82,144	63,779	54,568
Basic earnings per share	$0.63	0.49	0.48
Diluted earnings per share	$0.63	0.49	0.48
Operating diluted earnings per share [1]	$0.70	0.69	0.47
Dividends declared per share	$0.33	0.33	0.33
Market value per share
Closing	$44.67	44.05	44.22
High	$53.99	49.56	52.81
Low	$41.87	39.90	43.18
Selected ratios and other data
Number of common stock shares outstanding	130,124,378	129,971,712	113,517,944
Average outstanding shares - basic	130,052,858	129,950,587	113,451,199
Average outstanding shares - diluted	130,242,765	130,145,104	113,546,365
Return on average assets (annualized)	1.05%	0.78%	0.80%
Return on average equity (annualized)	7.82%	6.05%	6.77%
Efficiency ratio	63.05%	61.04%	65.49%
Loan to deposit ratio	85.18%	85.26%	83.64%
Number of full time equivalent employees	4,139	4,087	3,457
Number of locations	282	281	227
Number of ATMs	337	337	286
______________________________
1 Represents a non-GAAP financial measure. Supplemental “Non-GAAP Financial Measures and Reconciliations” tables are provided to reconcile the most directly comparable financial measure calculated and presented in accordance with GAAP.

KALISPELL, Mont., Apr 23, 2026 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $82.1 million for the current quarter, an increase of $18.4 million, or 29 percent, from the prior quarter net income of $63.8 million and an increase of $27.6 million, or 51 percent, from the prior year first quarter net income of $54.6 million. Diluted earnings per share for the current quarter was $0.63 per share, an increase of $0.14 per share, or 29 percent, from the prior quarter diluted earnings per share of $0.49 and an increase of $0.15 per share, or 31 percent, from the prior year first quarter diluted earnings per share of $0.48. Diluted operating earnings per share for the current quarter was $0.70 per share, an increase of $0.01 per share, or 1 percent, from the prior quarter diluted operating earnings per share of $0.69 and an increase of $0.23 per share, or 49 percent, from the prior year first quarter diluted operating earnings per share of $0.47. The current quarter included $8.9 million in acquisition-related expenses and $2.8 million of compensation from acquisition-related employment agreements. “We opened 2026 with strong results, delivering record net income, net interest margin expansion and loan and deposit growth,” said Randy Chesler, President and Chief Executive Officer. “We also completed the Guaranty core systems conversion during the current quarter. This was an important milestone that positions us to capture the full benefits of the acquisition. Our teams remain focused on disciplined growth, delivering operating leverage and creating long-term value for shareholders.”

Asset Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025
Cash and cash equivalents	$1,385,237	1,235,261	981,485	149,976	403,752
Debt securities, available-for-sale	3,585,531	4,007,512	4,172,312	(421,981)	(586,781)
Debt securities, held-to-maturity	3,058,662	3,110,216	3,261,575	(51,554)	(202,913)
Total debt securities	6,644,193	7,117,728	7,433,887	(473,535)	(789,694)
Loans receivable [1]
Residential real estate	2,167,860	2,457,907	1,850,079	(290,047)	317,781
Commercial real estate	13,918,178	13,565,512	10,952,809	352,666	2,965,369
Other commercial	3,466,863	3,497,829	3,121,477	(30,966)	345,386
Home equity	1,048,971	977,206	920,132	71,765	128,839
Other consumer	431,791	429,342	374,021	2,449	57,770
Loans receivable	21,033,663	20,927,796	17,218,518	105,867	3,815,145
Allowance for credit losses	(255,771)	(255,319)	(210,400)	(452)	(45,371)
Loans receivable, net	20,777,892	20,672,477	17,008,118	105,415	3,769,774
Other assets	2,926,760	2,952,597	2,435,389	(25,837)	491,371
Total assets	$31,734,082	31,978,063	27,858,879	(243,981)	3,875,203
______________________________
1     In connection with the current quarter Guaranty core system conversion, Guaranty loans were reclassified to conform to the Company’s classifications. There were approximately $236 million of loans reclassified from residential loans into other categories, the majority of which were reclassified to commercial real estate loans.

The Company continues to maintain a strong cash position of $1.385 billion at March 31, 2026, which was an increase of $150 million, or 12 percent, over the prior quarter and an increase of $404 million, or 41 percent, over the prior year first quarter. Total debt securities of $6.644 billion at March 31, 2026 decreased $474 million, or 7 percent, during the current quarter and decreased $790 million, or 11 percent, from the prior year first quarter. Debt securities represented 21 percent of total assets at March 31, 2026 compared to 22 percent at December 31, 2025 and 27 percent at March 31, 2025.

The loan portfolio of $21.034 billion at March 31, 2026 increased $106 million, or 2 percent annualized, during the current quarter. The loan portfolio increased $3.815 billion, or 22 percent, from the prior year first quarter. Excluding the Bank of Idaho (“BOID”) acquisition on April 30, 2025 and the Guaranty acquisition on October 1, 2025, the loan portfolio organically increased $638 million, or 4 percent, from the prior year first quarter.

Credit Quality Summary

	At or for the Three Months ended	At or for the Year ended	At or for the Three Months ended
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Allowance for credit losses
Balance at beginning of period	$255,319	206,041	206,041
Acquisitions	—	154	—
Provision for credit losses	3,514	61,846	6,154
Charge-offs	(4,186)	(18,682)	(3,897)
Recoveries	1,124	5,960	2,102
Balance at end of period	$255,771	255,319	210,400
Provision for credit losses
Loan portfolio	$3,514	61,846	6,154
Unfunded loan commitments	2,550	9,554	1,660
Total provision for credit losses	$6,064	71,400	7,814
Other real estate owned	$1,417	284	1,085
Other foreclosed assets	193	127	68
Accruing loans 90 days or more past due	13,470	5,997	5,289
Non-accrual loans	64,415	62,487	32,896
Total non-performing assets	$79,495	68,895	39,338
Non-performing assets as a percentage of subsidiary assets	0.25%	0.22%	0.14%
Allowance for credit losses as a percentage of non-performing loans	328%	373%	551%
Allowance for credit losses as a percentage of total loans	1.22%	1.22%	1.22%
Net charge-offs as a percentage of total loans	0.02%	0.06%	0.01%
Accruing loans 30-89 days past due	$91,760	78,826	46,458
U.S. government guarantees included in non-performing assets	$8,066	8,733	685

Non-performing assets of $79.5 million at March 31, 2026 increased $10.6 million, or 15 percent, over the prior quarter and increased $40.2 million, or 102 percent, over the prior year first quarter. Early stage delinquencies (accruing loans 30-89 days past due) of $91.8 million at March 31, 2026 increased $12.9 million from the prior quarter and increased $45.3 million from the prior year first quarter. Early stage delinquencies as a percentage of loans at March 31, 2026 were 0.44 percent compared to 0.38 percent for the prior quarter and 0.27 percent for the prior year first quarter and remain at historically low levels for the Company.

The current quarter provision for credit loss expense of $6.1 million included $3.5 million of credit loss expense on loans and $2.6 million of credit loss expense on unfunded loan commitments. The allowance for credit losses (“ACL”) on loans as a percentage of total loans outstanding was 1.22 percent at each of March 31, 2026, December 31, 2025 and March 31, 2025. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts, actual results, and other environmental factors will continue to determine the level of the ACL on loans.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
First quarter 2026	$3,514	$3,062	1.22%	0.44%	0.25%
Fourth quarter 2025	32,491	6,368	1.22%	0.38%	0.22%
Third quarter 2025	5,192	2,914	1.22%	0.21%	0.19%
Second quarter 2025	18,009	1,645	1.22%	0.29%	0.17%
First quarter 2025	6,154	1,795	1.22%	0.27%	0.14%
Fourth quarter 2024	6,041	5,170	1.19%	0.19%	0.10%
Third quarter 2024	6,981	2,766	1.19%	0.33%	0.10%
Second quarter 2024	5,066	2,890	1.19%	0.29%	0.06%

Net charge-offs for the current quarter were $3.1 million compared to $6.4 million in the prior quarter and $1.8 million for the prior year first quarter. The current quarter net charge-offs included $2.2 million in deposit overdraft net charge-offs and $896 thousand of net loan charge-offs.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on the regulatory classification of loans is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025
Deposits
Non-interest bearing deposits	$7,427,280	7,314,779	6,100,548	112,501	1,326,732
NOW and DDA accounts	6,217,728	6,236,551	5,676,177	(18,823)	541,551
Savings accounts	3,193,293	3,158,939	2,896,378	34,354	296,915
Money market deposit accounts	4,049,361	3,948,201	2,816,874	101,160	1,232,487
Certificate accounts	3,851,209	3,928,550	3,140,333	(77,341)	710,876
Core deposits, total	24,738,871	24,587,020	20,630,310	151,851	4,108,561
Wholesale deposits	3,000	4,076	3,740	(1,076)	(740)
Deposits, total	24,741,871	24,591,096	20,634,050	150,775	4,107,821
Repurchase agreements	2,085,623	2,084,113	1,849,070	1,510	236,553
Deposits and repurchase agreements, total	26,827,494	26,675,209	22,483,120	152,285	4,344,374
Federal Home Loan Bank advances	—	440,000	1,520,000	(440,000)	(1,520,000)
Other borrowed funds	51,564	51,473	62,216	91	(10,652)
Finance lease liabilities	31,209	28,808	20,227	2,401	10,982
Subordinated debentures	188,032	187,492	133,145	540	54,887
Other liabilities	387,284	381,260	352,563	6,024	34,721
Total liabilities	$27,485,583	27,764,242	24,571,271	(278,659)	2,914,312

Total deposits of $24.7 billion at March 31, 2026 increased $151 million, or 2 percent annualized, during the current quarter and increased $4.108 billion, or 20 percent, from the prior year first quarter. Excluding acquisitions, total deposits organically increased $323 million, or 2 percent, from the prior year first quarter.

Non-interest bearing deposits of $7.427 billion at March 31, 2026 increased $113 million, or 6 percent annualized, from the prior quarter and increased $1.327 billion, or 22 percent, from the prior year first quarter. Excluding acquisitions, total non-interest bearing deposits organically increased $223 million, or 4 percent, from the prior year first quarter. Non-interest bearing deposits represented 30 percent of total deposits at March 31, 2026, December 31, 2025 and March 31, 2025.

The remaining $440 million of Federal Home Loan Bank (“FHLB”) advances were paid off during the current quarter. Subordinated debentures of $188 million increased $54.9 million, or 41 percent, from the prior year first quarter as a result of the acquisitions.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025
Common equity	$4,424,548	4,380,931	3,550,719	43,617	873,829
Accumulated other comprehensive loss	(176,049)	(167,110)	(263,111)	(8,939)	87,062
Total stockholders’ equity	4,248,499	4,213,821	3,287,608	34,678	960,891
Goodwill and intangibles, net	(1,478,753)	(1,483,552)	(1,099,229)	4,799	(379,524)
Tangible stockholders’ equity (non-GAAP) [1]	$2,769,746	2,730,269	2,188,379	39,477	581,367

Stockholders’ equity to total assets	13.39%	13.18%	11.80%
Tangible stockholders’ equity to total tangible assets (non-GAAP) [1]	9.15%	8.95%	8.18%
Book value per common share	$32.65	32.42	28.96	0.23	3.69
Tangible book value per common share (non-GAAP) [1]	$21.29	21.01	19.28	0.28	2.01
______________________________
1 Represents a non-GAAP financial measure. Supplemental “Non-GAAP Financial Measures and Reconciliations” tables are provided to reconcile the most directly comparable financial measure calculated and presented in accordance with GAAP.

Tangible stockholders’ equity of $2.770 billion at March 31, 2026 increased $39 million, or 1 percent, compared to the prior quarter and was primarily due to earnings retention. Tangible stockholders’ equity increased $581 million, or 27 percent, from the prior year first quarter and was primarily due to $765 million of Company stock issued in connection with the acquisitions of BOID and Guaranty and an $87 million decrease in other comprehensive loss. The increase was partially offset by the increase in goodwill and core deposit intangible associated with the BOID and Guaranty acquisitions. Tangible book value per common share of $21.29 at the current quarter end increased $0.28 per share, or 1 percent, from the prior quarter and increased $2.01 per share, or 10 percent, from the prior year first quarter.

Cash Dividends
On March 25, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The dividend was payable April 16, 2026 to shareholders of record on April 7, 2026. The dividend was the Company’s 164th consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended March 31, 2026
Compared to December 31, 2025 and March 31, 2025

Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025
Net interest income
Interest income	$362,337	372,754	289,925	(10,417)	72,412
Interest expense	93,660	106,688	99,946	(13,028)	(6,286)
Total net interest income	268,677	266,066	189,979	2,611	78,698
Non-interest income
Deposit service charges and other fees	15,265	15,904	13,215	(639)	2,050
Payment services	11,368	12,626	9,328	(1,258)	2,040
Miscellaneous loan fees and charges	2,279	2,519	1,691	(240)	588
Gain on sale of loans	5,108	4,594	4,311	514	797
Gain (loss) on sale of securities	—	—	—	—	—
Other income	4,062	4,804	4,097	(742)	(35)
Total non-interest income	38,082	40,447	32,642	(2,365)	5,440
Total income	$306,759	306,513	222,621	246	84,138
Net interest margin (tax-equivalent)	3.80%	3.58%	3.04%
Core Net Interest margin (tax-equivalent) (non-GAAP) [1]	3.73%	3.51%	2.98%
______________________________
1 Represents a non-GAAP financial measure. Supplemental “Non-GAAP Financial Measures and Reconciliations” tables are provided to reconcile the most directly comparable financial measure calculated and presented in accordance with GAAP.

Net Interest Income
Net interest income of $269 million for the current quarter increased $2.6 million, or 1 percent, from the prior quarter net interest income of $266 million and increased $78.7 million, or 41 percent, from the prior year first quarter net interest income of $190 million. The current quarter interest income of $362 million decreased $10.4 million, or 3 percent, over the prior quarter which primarily resulted from a decrease in debt securities. The current quarter interest income increased $72.4 million, or 25 percent, over the prior year first quarter and was primarily driven by both increased loans and increased interest rates on earning assets. The loan yield of 6.16 percent in the current quarter increased 7 basis points from the prior quarter loan yield of 6.09 percent and increased 39 basis points from the prior year first quarter loan yield of 5.77 percent.

The current quarter interest expense of $93.7 million decreased $13.0 million, or 12 percent, from the prior quarter, primarily due to a decrease in interest rates on deposits and a decrease in higher cost borrowings. The current quarter interest expense decreased $6.3 million, or 6 percent, from the prior year first quarter and was primarily attributable to the decrease in higher cost borrowings. Deposit cost (including non-interest bearing deposits) decreased to 1.20 percent in the current quarter compared to 1.26 percent in the prior quarter and 1.25 percent in the prior year first quarter.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.80 percent, an increase of 22 basis points from the prior quarter net interest margin of 3.58 percent and was primarily driven by an increase in loan yields and a decrease in the total cost of funding. The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter increased 76 basis points from the prior year first quarter net interest margin of 3.04 percent and was also primarily driven by the increase in loan yields and the decrease in the total cost of funding. Core net interest margin was 3.73 percent in the current quarter compared to 3.51 percent in the prior quarter and 2.98 percent in the prior year first quarter with the increases also primarily driven by an increase in loan yields and a decrease in total cost of funding. “The Company delivered improvement in both net interest margin and net interest income during the current quarter,” said Ron Copher, Chief Financial Officer. “Improved loan yields and continued reduction in funding costs strengthened core earnings and underscores the Company’s improving net interest income profile.”

Non-interest Income
Non-interest income for the current quarter totaled $38.1 million, which was a decrease of $2.4 million, or 6 percent, over the prior quarter and an increase of $5.4 million, or 17 percent, over the prior year first quarter. Deposit service charges and other fees of $15.3 million for the current quarter decreased $639 thousand, or 4 percent, compared to the prior quarter and was primarily due to seasonal fluctuations. Payment services of $11.4 million for the current quarter decreased $1.3 million, or 10 percent, from the prior quarter and was also primarily driven by seasonal fluctuations. Deposit service charges and other fees increased $2.1 million, or 15 percent, compared to the prior year first quarter and payment services increased $2.0 million, or 22 percent, over the prior year first quarter. Gain on the sale of residential loans of $5.1 million for the current quarter increased $514 thousand, or 11 percent, compared to the prior quarter and increased $797 thousand, or 18 percent, from the prior year first quarter. Other income of $4.1 million in the current quarter decreased $742 thousand, or 15 percent, and was primarily attributable to an $825 thousand decrease in income related to bank owned life insurance proceeds.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025
Compensation and employee benefits	$115,770	110,999	91,443	4,771	24,327
Occupancy and equipment	15,682	17,529	12,294	(1,847)	3,388
Advertising and promotions	5,256	4,609	4,144	647	1,112
Data processing	13,273	13,089	9,138	184	4,135
Other real estate owned and foreclosed assets	206	140	63	66	143
Regulatory assessments and insurance	6,403	5,495	5,534	908	869
Intangibles amortization	4,799	5,180	3,270	(381)	1,529
Other expenses	39,140	37,516	25,432	1,624	13,708
Total non-interest expense	$200,529	194,557	151,318	5,972	49,211

Total non-interest expense of $201 million for the current quarter increased $6.0 million, or 3 percent, over the prior quarter. Total non-interest expense increased $49.2 million, or 33 percent, over the prior year first quarter and was primarily driven by increased costs from the acquired banks.

Compensation and employee benefits of $116 million for the current quarter increased by $4.8 million, or 4 percent, over the prior quarter which was primarily driven by annual salary increases and increased employee benefits. Compensation and employee benefits increased $24.3 million, or 27 percent, from the prior year first quarter and was primarily driven by annual salary increases and increases in staffing levels from the acquired banks. Occupancy and equipment expense of $15.7 million decreased $1.8 million, or 11 percent, from the prior quarter and was primarily due to the prior quarter including $1.1 million of expenses related to vacating branch locations. Regulatory assessment and insurance expense of $6.4 million increased $908 thousand, or 17 percent, from the prior quarter primarily from a $739 thousand decrease in expense reduction related to the

FDIC special assessment. Other expenses of $39.1 million increased $1.6 million, or 4 percent, from the prior quarter and was primarily driven by increased acquisition-related expenses.

Acquisition-related expense was $8.9 million in the current quarter compared to $5.8 million in the prior quarter and $587 thousand in the prior year first quarter. In addition, compensation and employee benefits included $2.8 million of expense attributable to acquisition-related employment agreements in the current quarter compared to $2.9 million in the prior quarter and $251 thousand in the prior year first quarter.

Federal and State Income Tax Expense
Tax expense during the first quarter of 2026 was $18.0 million, an increase of $5.5 million, or 44 percent, compared to the prior quarter and an increase of $9.1 million, or 102 percent, from the prior year first quarter. The effective tax rate in the current quarter was 18.0 percent compared to 16.4 percent in the prior quarter and 14.1 percent in the prior year first quarter. The higher tax expense and higher effective tax rate in the current quarter compared to the prior quarter and prior year first quarter was primarily the result of an increase in pre-tax income.

Efficiency Ratio
The efficiency ratio was 63.05 percent in the current quarter compared to 61.04 percent in the prior quarter and 65.49 percent in the prior year first quarter. The increase from the prior quarter was principally driven by the increase in acquisition-related expenses. The decrease from the prior year first quarter was primarily due to the increase in net interest income which outpaced the increase in non-interest expense.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “will,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those made in this news release:

•risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio;
•changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity;
•legislative or regulatory changes, including the possibility of increases in FDIC insurance rates and assessments, changes in the review and regulation of bank mergers, or increases or changes in banking and consumer protection regulations, that may adversely affect the Company’s business and strategies;
•risks related to overall economic conditions, including the impact on the economy of an uncertain interest rate environment, inflationary pressures, recently passed legislation and the potential for significant additional changes in economic and trade policies in the current administration;
•risks to the Company’s business and the business of the Company’s customers arising from current or future tariffs or other trade restrictions, labor or supply chain issues, change in labor force, or geopolitical instability, including the wars in Iran and Ukraine, further conflicts in the Middle East, and potential for future conflicts or disruptions in other parts of the world;

•risks associated with the Company’s ability to negotiate, complete, and successfully integrate acquisitions;
•costs or difficulties related to the completion and integration of future or recently completed acquisitions;
•impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital;
•reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition;
•deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers;
•changes in the competitive landscape, including as may result from new market entrants, additional competition from internet-based financial institutions operating nationally, or further consolidation in the financial services industry, resulting in increased competition, including the creation of larger competitors with greater financial resources;
•risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions;
•Risks related to rapidly evolving artificial intelligence technologies;
•risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions;
•material failure, potential interruption or breach in security of the Company’s systems or changes in technology which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities;
•risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events;
•success in managing risks involved in any of the foregoing; and
•effects of any reputational damage to the Company resulting from any of the foregoing.
The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, April 24, 2026. Please note that our conference call host no longer offers a general dial-in number. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register-conf.media-server.com/register/BId56d290e29e945559b681adb3a18978d. To participate via the webcast, log on to: https://edge.media-server.com/mmc/p/2ords9eb.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its nine state footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Guaranty Bank & Trust (Mount Pleasant, TX), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), The Foothills Bank (Yuma, AZ), Valley Bank (Helena, MT), Western Security Bank (Billings, MT), and Wheatland Bank (Spokane, WA).

Non-GAAP Financial Measures
Certain financial measures and ratios the Company presents are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). The Company refers to these financial measures and ratios as “non-GAAP financial measures.” A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is provided in the exhibits within this press release. The Company considers the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and in evaluating period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain income or intangible items that the Company believes are not indicative of its primary business operating results.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and investors should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures presented may differ from non-GAAP financial measures used by the Company’s peers or other companies. The Company compensates for these differences by providing the equivalent GAAP measures whenever the Company presents the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Assets
Cash on hand and in banks	$350,801	321,526	322,253
Interest bearing cash deposits	1,034,436	913,735	659,232
Cash and cash equivalents	1,385,237	1,235,261	981,485
Debt securities, available-for-sale	3,585,531	4,007,512	4,172,312
Debt securities, held-to-maturity	3,058,662	3,110,216	3,261,575
Total debt securities	6,644,193	7,117,728	7,433,887
Loans held for sale, at fair value	41,652	39,186	40,523
Loans receivable	21,033,663	20,927,796	17,218,518
Allowance for credit losses	(255,771)	(255,319)	(210,400)
Loans receivable, net	20,777,892	20,672,477	17,008,118
Premises and equipment, net	492,031	486,184	411,095
Right-of-use assets, net	76,344	75,574	54,441
Other real estate owned and foreclosed assets	1,610	411	1,153
Accrued interest receivable	122,795	120,092	103,992
Deferred tax asset	103,863	101,337	122,942
Intangibles, net	100,470	105,269	47,911
Goodwill	1,378,283	1,378,283	1,051,318
Federal Home Loan Bank stock, at cost	21,524	42,764	88,134
Bank-owned life insurance	236,540	235,090	191,044
Other assets	351,648	368,407	322,836
Total assets	$31,734,082	31,978,063	27,858,879
Liabilities
Non-interest bearing deposits	$7,427,280	7,314,779	6,100,548
Interest bearing deposits	17,314,591	17,276,317	14,533,502
Securities sold under agreements to repurchase	2,085,623	2,084,113	1,849,070
FHLB advances	—	440,000	1,520,000
Other borrowed funds	51,564	51,473	62,216
Finance lease liabilities	31,209	28,808	20,227
Subordinated debentures	188,032	187,492	133,145
Accrued interest payable	30,512	32,786	30,231
Operating lease liabilities	51,457	52,869	39,244
Other liabilities	305,315	295,605	283,088
Total liabilities	27,485,583	27,764,242	24,571,271
Commitments and Contingent Liabilities	—	—	—
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized	1,301	1,300	1,135
Paid-in capital	3,224,619	3,220,064	2,449,311
Retained earnings - substantially restricted	1,198,628	1,159,567	1,100,273
Accumulated other comprehensive loss	(176,049)	(167,110)	(263,111)
Total stockholders’ equity	4,248,499	4,213,821	3,287,608
Total liabilities and stockholders’ equity	$31,734,082	31,978,063	27,858,879

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Interest Income
Investment securities	$45,126	51,988	45,646
Residential real estate loans	33,708	35,164	24,275
Commercial loans	258,616	259,456	197,388
Consumer and other loans	24,887	26,146	22,616
Total interest income	362,337	372,754	289,925
Interest Expense
Deposits	72,251	78,407	62,865
Securities sold under agreements to repurchase	13,619	14,624	13,733
Federal Home Loan Bank advances	4,226	9,456	20,719
Other borrowed funds	443	745	402
Subordinated debentures	3,121	3,456	2,227
Total interest expense	93,660	106,688	99,946
Net Interest Income	268,677	266,066	189,979
Provision for credit losses	6,064	35,663	7,814
Net interest income after provision for credit losses	262,613	230,403	182,165
Non-Interest Income
Deposit service charges and other fees	15,265	15,904	13,215
Payment services	11,368	12,626	9,328
Miscellaneous loan fees and charges	2,279	2,519	1,691
Gain on sale of loans	5,108	4,594	4,311
Gain (loss) on sale of securities	—	—	—
Other income	4,062	4,804	4,097
Total non-interest income	38,082	40,447	32,642
Non-Interest Expense
Compensation and employee benefits	115,770	110,999	91,443
Occupancy and equipment	15,682	17,529	12,294
Advertising and promotions	5,256	4,609	4,144
Data processing	13,273	13,089	9,138
Other real estate owned and foreclosed assets	206	140	63
Regulatory assessments and insurance	6,403	5,495	5,534
Intangibles amortization	4,799	5,180	3,270
Other expenses	39,140	37,516	25,432
Total non-interest expense	200,529	194,557	151,318
Income Before Income Taxes	100,166	76,293	63,489
Federal and state income tax expense	18,022	12,514	8,921
Net Income	$82,144	63,779	54,568

Glacier Bancorp, Inc.
Non-GAAP Financial Measures and Reconciliations

(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Tangible Equity
Total stockholders’ equity	$4,248,499	4,213,821	3,287,608
Less: goodwill and intangible assets, net	(1,478,753)	(1,483,552)	(1,099,229)
Tangible stockholders' equity (non-GAAP)	$2,769,746	2,730,269	2,188,379

Tangible Assets
Total assets	$31,734,082	31,978,063	27,858,879
Less: goodwill and intangible assets, net	(1,478,753)	(1,483,552)	(1,099,229)
Tangible assets (non-GAAP)	$30,255,329	30,494,511	26,759,650

Tangible equity to tangible assets (non-GAAP)	9.15%	8.95%	8.18%
Book value per share	$32.65	$32.42	$28.96
Tangible book value per share (non-GAAP)	$21.29	$21.01	$19.28

	At or for the Three Months ended
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Core Net Interest Margin
Net interest income (tax equivalent) [1]	$272,383	269,618	193,400
Purchase accounting	(5,140)	(4,628)	(3,361)
Non-accrual loan (recovery) reversal	(42)	(693)	14
Core net interest income (tax equivalent) (non-GAAP)	$267,201	264,297	190,053

Average earning assets	$29,078,665	29,842,441	25,830,807

Net interest margin	3.80%	3.58%	3.04%
Core net interest margin (non-GAAP)	3.73%	3.51%	2.98%
______________________________
1 Includes tax effect of $3.7 million, $3.6 million and $3.4 million on tax-exempt municipal loan and lease income, tax-exempt debt securities income and federal income tax credits for the three months ended March 31, 2026 , December 31, 2025, and March 31, 2025, respectively.

	At or for the Three Months ended
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Operating Diluted Earnings Per Share
Net income	$82,144	63,779	54,568
Operating adjustments
Loan interest (recovery) reversal	(42)	(693)	14
BOLI proceeds	(776)	(1,601)	(1,114)
Acquisition-related compensation	2,775	2,946	251
Lease terminations	200	1,101	—
FDIC special assessment	(87)	(827)	(219)
Loss (gain) on fixed assets	445	1,918	(1,010)
Acquisition ACL expense	—	27,247	—
Acquisition-related expense	8,907	5,802	587
Tax impact	(3,018)	(9,274)	264
Net operating adjustments	8,404	26,619	(1,227)
Operating net income (non-GAAP)	$90,548	90,398	53,341

Weighted average diluted commons shares outstanding	130,242,765	130,145,104	113,546,365
Diluted EPS	$0.63	$0.49	$0.48
Operating diluted EPS (non-GAAP)	$0.70	$0.69	$0.47

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	March 31, 2026			December 31, 2025
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$2,360,462	$33,708	5.71%	$2,515,221	$35,164	5.59%
Commercial loans [1]	17,206,377	260,287	6.13%	17,061,043	261,088	6.07%
Consumer and other loans	1,425,664	24,887	7.08%	1,412,458	26,146	7.34%
Total loans [2]	20,992,503	318,882	6.16%	20,988,722	322,398	6.09%
Tax-exempt debt securities [3]	1,647,612	14,452	3.51%	1,665,176	14,189	3.41%
Taxable debt securities [4,5]	6,438,550	32,709	2.03%	7,188,543	39,719	2.21%
Total earning assets	29,078,665	366,043	5.11%	29,842,441	376,306	5.00%
Goodwill and intangibles	1,481,187			1,444,364
Non-earning assets	1,203,188			1,201,340
Total assets	$31,763,040			$32,488,145
Liabilities
Non-interest bearing deposits	$7,230,420	$—	—%	$7,526,159	$—	—%
NOW and DDA accounts	6,167,696	15,897	1.05%	6,118,413	16,991	1.10%
Savings accounts	3,163,850	5,500	0.71%	3,174,869	6,014	0.75%
Money market deposit accounts	3,963,618	19,078	1.95%	3,993,241	20,962	2.08%
Certificate accounts	3,896,903	31,742	3.30%	3,929,727	34,407	3.47%
Total core deposits	24,422,487	72,217	1.20%	24,742,409	78,374	1.26%
Wholesale deposits [6]	3,615	34	3.81%	3,257	33	4.15%
Repurchase agreements	2,074,082	13,619	2.66%	2,087,256	14,624	2.78%
FHLB advances	361,778	4,226	4.67%	792,290	9,456	4.67%
Subordinated debentures and other borrowed funds	267,450	3,564	5.40%	270,924	4,201	6.15%
Total funding liabilities	27,129,412	93,660	1.40%	27,896,136	106,688	1.52%
Other liabilities	372,547			406,289
Total liabilities	27,501,959			28,302,425
Stockholders’ Equity
Stockholders’ equity	4,261,081			4,185,720
Total liabilities and stockholders’ equity	$31,763,040			$32,488,145
Net interest income (tax-equivalent)		$272,383			$269,618
Net interest spread (tax-equivalent)			3.71%			3.48%
Net interest margin (tax-equivalent)			3.80%			3.58%
______________________________
1 Includes tax effect of $1.7 million and $1.6 million on tax-exempt municipal loan and lease income for the three months ended March 31, 2026 and December 31, 2025, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $2.0 million and $1.8 million on tax-exempt debt securities income for the three months ended March 31, 2026 and December 31, 2025, respectively.
4     Includes interest income of $8.1 million and $11.2 million on average interest-bearing cash balances of $894.0 million and $1.1 billion for the three months ended March 31, 2026 and December 31, 2025, respectively.
5 Includes tax effect of $68 thousand and $151 thousand on federal income tax credits for the three months ended March 31, 2026 and December 31, 2025, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	March 31, 2026			March 31, 2025
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$2,360,462	$33,708	5.71%	$1,885,497	$24,275	5.15%
Commercial loans [1]	17,206,377	260,287	6.13%	14,091,210	198,921	5.73%
Consumer and other loans	1,425,664	24,887	7.08%	1,302,687	22,616	7.04%
Total loans [2]	20,992,503	318,882	6.16%	17,279,394	245,812	5.77%
Tax-exempt debt securities [3]	1,647,612	14,452	3.51%	1,604,851	13,936	3.47%
Taxable debt securities [4,5]	6,438,550	32,709	2.03%	6,946,562	33,598	1.93%
Total earning assets	29,078,665	366,043	5.11%	25,830,807	293,346	4.61%
Goodwill and intangibles	1,481,187			1,100,801
Non-earning assets	1,203,188			847,855
Total assets	$31,763,040			$27,779,463
Liabilities
Non-interest bearing deposits	$7,230,420	$—	—%	$5,989,490	$—	—%
NOW and DDA accounts	6,167,696	15,897	1.05%	5,525,976	15,065	1.11%
Savings accounts	3,163,850	5,500	0.71%	2,861,675	5,159	0.73%
Money market deposit accounts	3,963,618	19,078	1.95%	2,849,470	13,526	1.93%
Certificate accounts	3,896,903	31,742	3.30%	3,152,198	29,075	3.74%
Total core deposits	24,422,487	72,217	1.20%	20,378,809	62,825	1.25%
Wholesale deposits [6]	3,615	34	3.81%	3,600	40	4.53%
Repurchase agreements	2,074,082	13,619	2.66%	1,842,773	13,733	3.02%
FHLB advances	361,778	4,226	4.67%	1,744,000	20,719	4.75%
Subordinated debentures and other borrowed funds	267,450	3,564	5.40%	216,073	2,629	4.94%
Total funding liabilities	27,129,412	93,660	1.40%	24,185,255	99,946	1.68%
Other liabilities	372,547			326,764
Total liabilities	27,501,959			24,512,019
Stockholders’ Equity
Stockholders’ equity	4,261,081			3,267,444
Total liabilities and stockholders’ equity	$31,763,040			$27,779,463
Net interest income (tax-equivalent)		$272,383			$193,400
Net interest spread (tax-equivalent)			3.71%			2.93%
Net interest margin (tax-equivalent)			3.80%			3.04%
______________________________
1 Includes tax effect of $1.7 million and $1.5 million on tax-exempt municipal loan and lease income for the three months ended March 31, 2026 and 2025, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $2.0 million and $1.7 million on tax-exempt debt securities income for the three months ended March 31, 2026 and 2025, respectively.
4     Includes interest income of $8.1 million and $6.1 million on average interest-bearing cash balances of $894.0 million and $559.5 million for the three months ended March 31, 2026 and 2025, respectively.
5 Includes tax effect of $68 thousand and $150 thousand on federal income tax credits for the three months ended March 31, 2026 and 2025, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025
Custom and owner occupied construction	$227,869	$263,713	$233,584	(14)%	(2)%
Pre-sold and spec construction	268,831	255,542	200,921	5%	34%
Total residential construction	496,700	519,255	434,505	(4)%	14%
Land development	218,943	263,262	177,448	(17)%	23%
Consumer land or lots	234,467	247,769	197,553	(5)%	19%
Unimproved land	240,944	167,796	115,528	44%	109%
Developed lots for operative builders	50,056	69,786	64,782	(28)%	(23)%
Commercial lots	120,528	155,631	95,574	(23)%	26%
Other construction	1,144,637	1,122,350	714,151	2%	60%
Total land, lot, and other construction	2,009,575	2,026,594	1,365,036	(1)%	47%
Owner occupied	3,908,697	3,950,726	3,182,589	(1)%	23%
Non-owner occupied	5,125,101	4,859,173	4,054,107	5%	26%
Total commercial real estate	9,033,798	8,809,899	7,236,696	3%	25%
Commercial and industrial	1,630,625	1,649,101	1,392,365	(1)%	17%
Agriculture	1,252,040	1,282,861	1,016,081	(2)%	23%
First lien	3,051,563	3,098,023	2,499,494	(1)%	22%
Junior lien	103,240	106,205	85,343	(3)%	21%
Total 1-4 family	3,154,803	3,204,228	2,584,837	(2)%	22%
Multifamily residential	1,068,813	1,019,484	874,071	5%	22%
Home equity lines of credit	1,081,438	1,076,201	989,043	—%	9%
Other consumer	227,762	237,393	188,388	(4)%	21%
Total consumer	1,309,200	1,313,594	1,177,431	—%	11%
States and political subdivisions	945,587	964,591	1,001,058	(2)%	(6)%
Other	174,174	177,375	176,961	(2)%	(2)%
Total loans receivable, including loans held for sale	21,075,315	20,966,982	17,259,041	1%	22%
Less loans held for sale [1]	(41,652)	(39,186)	(40,523)	6%	3%
Total loans receivable	$21,033,663	$20,927,796	$17,218,518	1%	22%
______________________________
1 Loans held for sale are primarily first lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2026	Mar 31, 2026
Custom and owner occupied construction	$404	183	194	404	—	—
Pre-sold and spec construction	889	919	2,896	889	—	—
Total residential construction	1,293	1,102	3,090	1,293	—	—
Land development	866	898	935	866	—	—
Consumer land or lots	17	79	173	17	—	—
Developed lots for operative builders	567	456	531	—	—	567
Commercial lots	—	556	47	—	—	—
Other construction	580	129	—	—	—	580
Total land, lot and other construction	2,030	2,118	1,686	883	—	1,147
Owner occupied	4,254	3,969	3,601	3,418	836	—
Non-owner occupied	18,423	7,606	2,235	18,423	—	—
Total commercial real estate	22,677	11,575	5,836	21,841	836	—
Commercial and Industrial	26,480	27,308	12,367	22,225	4,144	111
Agriculture	6,119	3,549	2,382	2,371	3,748	—
First lien	14,231	15,816	8,752	9,949	4,167	115
Junior lien	1,276	1,776	296	1,276	—	—
Total 1-4 family	15,507	17,592	9,048	11,225	4,167	115
Multifamily residential	409	395	400	409	—	—
Home equity lines of credit	3,746	3,968	3,479	3,420	171	155
Other consumer	1,151	1,229	1,003	748	321	82
Total consumer	4,897	5,197	4,482	4,168	492	237
Other	83	59	47	—	83	—
Total	$79,495	68,895	39,338	64,415	13,470	1,610

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Dec 31, 2025	Mar 31, 2025
Custom and owner occupied construction	$—	$533	$786	(100)%	(100)%
Pre-sold and spec construction	2,284	1,189	—	92%	n/m
Total residential construction	2,284	1,722	786	33%	191%
Land development	416	3,994	—	(90)%	n/m
Consumer land or lots	1,041	1,162	1,026	(10)%	1%
Unimproved land	454	—	32	n/m	1,319%
Developed lots for operative builders	5,218	2,300	—	127%	n/m
Commercial lots	—	965	189	(100)%	(100)%
Other construction	—	4,787	—	(100)%	n/m
Total land, lot and other construction	7,129	13,208	1,247	(46)%	472%
Owner occupied	9,985	6,103	3,786	64%	164%
Non-owner occupied	21,459	15,388	346	39%	6,102%
Total commercial real estate	31,444	21,491	4,132	46%	661%
Commercial and industrial	11,662	10,215	5,358	14%	118%
Agriculture	4,424	2,390	5,731	85%	(23)%
First lien	19,407	19,699	14,826	(1)%	31%
Junior lien	2,576	20	1,023	12,780%	152%
Total 1-4 family	21,983	19,719	15,849	11%	39%
Multifamily Residential	869	150	—	479%	n/m
Home equity lines of credit	7,111	5,415	6,993	31%	2%
Other consumer	1,755	1,866	1,824	(6)%	(4)%
Total consumer	8,866	7,281	8,817	22%	1%
States and political subdivisions	—	—	3,220	n/m	(100)%
Other	3,099	2,650	1,318	17%	135%
Total	$91,760	$78,826	$46,458	16%	98%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2026
Land development	$—	(358)	(341)	—	—
Consumer land or lots	—	(5)	(3)	—	—
Developed lots for operative builders	—	(8)	—	—	—
Total land, lot and other construction	—	(371)	(344)	—	—
Owner occupied	—	(2)	(1)	—	—
Non-owner occupied	—	2,232	(6)	—	—
Total commercial real estate	—	2,230	(7)	—	—
Commercial and industrial	576	2,104	92	607	31
Agriculture	(2)	(112)	(1)	—	2
First lien	86	(182)	(69)	121	35
Junior lien	(19)	(38)	(5)	—	19
Total 1-4 family	67	(220)	(74)	121	54
Home equity lines of credit	82	43	(20)	114	32
Other consumer	173	1,600	276	320	147
Total consumer	255	1,643	256	434	179
Other	2,166	7,448	1,873	3,024	858
Total	$3,062	12,722	1,795	4,186	1,124

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